UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

PODCASTONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41795	35-2503373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 858-0888

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	PODC	The NASDAQ Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 12, 2024, PodcastOne, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding vote.

1. All eight nominees were elected to the Company’s Board of Directors with each director receiving votes as follows:

Election of Directors	For	Withheld	Broker Non-Vote
Robert S. Ellin	18,794,509	11,110	2,838,268
James Berk	18,459,024	346,595	2,838,268
Jay Krigsman	18,458,999	346,620	2,838,268
Craig Foster	18,459,084	346,535	2,838,268
Ramin Arani	18,444,890	360,729	2,838,268
Patrick Wachsberger	18,794,494	11,125	2,838,268
Carolyn Blackwood	18,794,406	11,213	2,838,268
Jon Merriman	18,794,319	11,300	2,838,268

2. The ratification of the appointment of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2025. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
21,558,531	73,240	12,117	‒

3. The approval, to adjourn the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Vote
20,894,432	735,789	13,666	‒

No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PODCASTONE, INC.

Dated: September 18, 2024	By:	/s/ Aaron Sullivan
	Name:	Aaron Sullivan
	Title:	Chief Financial Officer

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